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                                                                    Exhibit 9(d)

                  AMENDMENT OF THE ADMINISTRATION AGREEMENT -

                                 DATED 5/31/85


     This Amendment of the Administration Agreement ("Amendment") and of the Amendment of the Amendment of the Administration Agreement ("Amendment"), made this 29th day of May, 1987, by and between STRATTON MONTHLY DIVIDEND SHARES, INC. ("Fund"), and FUND/PLAN SERVICES, INC. ("Fund/Plan"), a wholly owned subsidiary of FinDaTex, Inc., a Pennsylvania Corporation.

                                  WITNESSETH:

     NOW THEREFORE, in consideration of the premises and conditions contained herein, the parties hereto, with intent to be legally bound hereby agree as follows:


     Fund/Plan is authorized to make payment upon redemption of unissued shares without a signature guarantee only where the following conditions exist:

     1) Payee of the check is the same as the shareholder registration as contained in the Transfer Agent's records; and

     2) The mailing address for the check is the same planholder's address as contained in the Transfer Agent's records; and

     3)   The redemption amount does not exceed $4,999.99.

The Fund hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares without a signature guarantee with the exception of the preceding three conditions and upon the request of Fund/Plan, the Fund shall assume the entire defense of any action, suit or claims subject to the foregoing indemnity, except as shall arise due to the gross negligence or willful misconduct of Fund/Plan. Fund/Plan shall notify the Fund of any such action, suit or claim within thirty (30) days after receipt by Fund/Plan of notice thereof.



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          IN-WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed and attested by their respective Secretaries or Assistant Secretaries, as of the day and year first above written.


ATTEST:                                 FUND/PLAN SERVICES, INC.
(Corporate Seal)


/s/J.K. Curtain                         /s/ G.F. Heffernan Jr., President
-----------------------------------     -----------------------------------
Corporate Secretary                                   Title


ATTEST:                                 STRATTON MONTHLY DIVIDEND
                                               SHARES, INC.
(Corporate Seal)


/s/ Sharon A. Dylinski                  /s/ Nancy E. Kuhn, V. President
-----------------------------------     -----------------------------------
Corporate Secretary                                   Title




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